Exhibit 99.2 Supplemental Information 3rd Quarter 2020

Table of Contents COVID-19 Financial Impact 4 Overview 5 Segment Overview 8 Senior Housing 9 Health Care Services 14 G&A Expense 15 Capital Expenditures 16 Cash Facility Lease Payments 17 Capital Structure 18 Definitions 19 Appendices: Pro-Forma Financial Information 22 2019 Lease Accounting Standard (ASC 842) Impact 26 Non-GAAP Financial Measures 27 2

SAFE HARBOR Certain statements in this Supplemental Information may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to various risks and uncertainties and include all statements regarding the Company’s intent, expectations and assumptions related to the various pending and expected transactions outlined herein and any other statements that are not historical statements of fact. Forward- looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "could," "would," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "believe," "project," "predict," "continue," "plan," "target," or other similar words or expressions. These forward-looking statements are based on certain assumptions and expectations, and the Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although the Company believes that expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its assumptions or expectations will be attained, and actual results and performance could differ materially from those projected. Factors which could cause events or circumstances to differ from the forward-looking statements include, but are not limited to: the impacts of the COVID-19 pandemic, including the response efforts of federal, state, and local government authorities, businesses, individuals and the Company, on the Company's business, results of operations, cash flow, and liquidity, and strategic initiatives; the Company’s ability to complete pending or expected disposition, acquisition or other transactions on agreed upon terms or at all, including in respect of the satisfaction of closing conditions, the risk that regulatory approvals are not obtained or are subject to unanticipated conditions, and uncertainties as to the timing of closing, and the Company’s ability to identify and pursue any such opportunities in the future; delays in obtaining regulatory approvals; terminations, early or otherwise, or non-renewal of management agreements; regulatory changes in geographic areas where the Company is concentrated; disruptions in the financial markets, including those related to the pandemic, that affect the Company’s ability to obtain financing or extend or refinance debt as it matures and the Company’s financing costs; a decrease in the overall demand for senior housing, which may be adversely impacted by the pandemic; environmental contamination at any of the Company’s communities; failure to comply with existing environmental laws; unanticipated costs to comply with legislative or regulatory developments; as well as other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including those contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in such SEC filings. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect management's views as of the date of this Supplemental Information. The Company cannot guarantee future results, levels of activity, performance or achievements, and, except as required by law, it expressly disclaims any obligation to release publicly any updates or revisions to any of these forward-looking statements to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based. This Supplemental Information should be read in conjunction with the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other information filed with the SEC. 3

COVID-19 Financial Impact

BROOKDALE SENIOR LIVING

The COVID-19 pandemic adversely impacted the Company's occupancy and resident fee revenue during 2020 and resulted in incremental direct costs to prepare for and respond to the pandemic, including costs for: acquisition of additional personal protective equipment ("PPE"), medical equipment, and cleaning and disposable food service supplies, enhanced cleaning and environmental sanitation, increased labor, increased workers compensation and health plan expense, consulting and professional services, and COVID-19 testing of residents and associates where not otherwise covered by government payor or third-party insurance sources.

During the second quarter and third quarter of 2020, the Company accepted $33.5 million and $2.6 million, respectively, of cash for grants pursuant to the Public Health and Social Services Emergency Fund (the "Provider Relief Fund"), which was expanded by the Coronavirus Aid, Relief, and Economic Security Act of 2020 ("CARES Act"). Grants are subject to the terms and conditions of the program, including that such funds may only be used to prevent, prepare for, and respond to COVID-19 and will reimburse only for healthcare related expenses or lost revenues that are attributable to COVID-19. The Company recognized $35.0 million of the Provider Relief Fund grants and $2.5 million of other government grants in other operating income during the first three quarters of 2020 based upon the Company's estimates of its satisfaction of the conditions of the grants during such period.

The Company's net cash provided by operating activities and Adjusted Free Cash Flow for 2020 also include the benefit of temporary liquidity relief provided pursuant to the CARES Act, including the following items.

- The Company received $85.0 million and $2.5 million during the second quarter and third quarter of 2020, respectively, under the Medicare accelerated and advance payment program. Under current legislation, recoupment of accelerated/advanced payments will begin one year after payments were issued, and payments will be recouped at a rate of 25% of Medicare payments for the first eleven months following the anniversary of issuance and at a rate of 50% of Medicare payments for the next six months. Any outstanding balance of accelerated/advanced payments will be due following such recoupment period.
- The Company elected to defer payment of the employer portion of social security payroll taxes incurred from March 27, 2020 to December 31, 2020. One-half of such deferral amount will become due on each of December 31, 2021 and December 31, 2022. The Company utilized this deferral program to delay payment of approximately $26.5 million and $23.6 million of the employer portion of payroll taxes during the second quarter and third quarter of 2020, respectively.

The following tables present the known or estimated impacts related to the COVID-19 pandemic to the Company's consolidated and Senior Housing Same Community quarterly and year-to-date 2020 results. The tables exclude the impact of any rate adjustments under government reimbursement programs. Presentations of these impacts are intended to aid investors in better understanding the factors and trends affecting the Company's performance and liquidity.

Estimated Impact on Consolidated Portfolio

			3Q 2020					
($ in 000s)	1Q 2020	2Q 2020	Independent Living	Assisted Living and Memory Care	CCRCs	Health Care Services	3Q 2020	YTD 2020
Estimated lost resident fee revenue (1)	$ 5,800	$ 63,600	$ 12,600	$ 49,200	$ 14,700	$ 15,100	$ 91,600	$ 161,000
Other operating income	—	26,693	96	1,936	2,841	5,892	10,765	37,458
Facility operating expense	10,000	60,594	2,208	15,493	4,386	2,392	24,479	95,073
Working capital benefit	—	118,671					20,151	138,822

Estimated Impact on Senior Housing: Same Community

			3Q 2020				
($ in 000s)	1Q 2020 Same Community	2Q 2020 Same Community	Independent Living	Assisted Living and Memory Care	CCRCs	3Q 2020 Same Community	YTD 2020 Same Community
Estimated lost resident fee revenue (1)	$ 2,400	$ 42,600	$ 11,600	$ 47,500	$ 11,700	$ 70,800	$ 115,800
Other operating income	—	6,445	96	1,937	1,677	3,710	10,155
Facility operating expense	8,899	52,322	1,868	15,454	3,096	20,418	81,639

(1) Estimated lost resident fee revenue represents the difference between the actual resident fee revenue for the period and the Company's pre-COVID-19 expectations.

4

Overview

BROOKDALE SENIOR LIVING

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 Better (B)/(Worse) (W)	YTD 3Q20 vs. YTD 3Q19 B/(W)
Resident fee revenue [1]	$ 809,479	$ 801,863	$ 801,237	$ 797,352	$ 3,209,931	$ 782,707	$ 731,629	$ 700,771	(12.5)%	(8.2)%
Management fee revenue	$ 15,743	$ 15,449	$ 13,564	$ 12,352	$ 57,108	$ 108,715	$ 6,076	$ 5,669	(58.2)%	169.1%
Other operating income	$ —	$ —	$ —	$ —	$ —	$ —	$ 26,693	$ 10,765	NM	NM
Net income (loss) [1]	$ (42,606)	$ (56,055)	$ (78,508)	$ (91,323)	$ (268,492)	$ 369,497	$ (118,420)	$ (124,993)	(59.2)%	NM
Net cash provided by (used in) operating activities	$ (5,009)	$ 64,128	$ 69,211	$ 88,082	$ 216,412	$ 57,479	$ 151,840	$ (77,169)	NM	3.0%
Adjusted EBITDA [1] [2]	$ 116,583	$ 104,036	$ 80,447	$ 100,103	$ 401,169	$ 185,069	$ 44,733	$ (64,019)	NM	(44.9)%
Adjusted EBITDA, excluding $100.0 million management termination fee and $119.2 million one-time cash lease payment	$ 116,583	$ 104,036	$ 80,447	$ 100,103	$ 401,169	$ 85,069	$ 44,733	$ 55,161	(31.4)%	(38.6)%
Adjusted Free Cash Flow	$ (46,971)	$ (16,369)	$ (13,575)	$ 511	$ (76,404)	$ 5,182	$ 113,451	$ (114,327)	NM	NM
Period end consolidated number of units	55,948	55,209	55,262	54,181	54,181	54,037	54,019	53,110	(3.9)%	(3.9)%

Consolidated: 652


Owned
350
726
communities
Leased
302
Managed
74

As of September 30, 2020

Consolidated: 53,110


Owned
31,824
63,090
units
Leased
21,286
Managed
9,980

3Q 2020 weighted average occupancy (consolidated communities)

Occupancy Band	Community Count	% of Period End Communities
Greater than 95%	43	7%
90% > 95%	64	10%
85% > 90%	76	12%
80% > 85%	69	11%
75% > 80%	95	15%
70% > 75%	90	14%
Less than 70%	215	31%
Total	652	100%

Consolidated Portfolio Average Asset Age	~ 23 years

(1) The 2019 periods presented include the non-recurring, non-cash revenue and expense associated with the Company's adoption of the lease accounting standard effective January 1, 2019. See page 26 for additional information.

(2) Adjusted EBITDA for the first quarter and year-to-date of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak Properties Inc. ("Healthpeak") related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020. Adjusted EBITDA for the second quarter, third quarter, and year-to-date of 2020 includes $26.7 million, $10.8 million, and $37.5 million of government grants recognized in other operating income during the respective period. Adjusted EBITDA for the third quarter and year-to-date of 2020 includes the $119.2 million one-time cash lease payment made to Ventas, Inc. ("Ventas") in connection with the Company's lease restructuring transaction effective July 26, 2020 ("one-time cash lease payment").

Important Note Regarding Non-GAAP Financial Measures

- Adjusted EBITDA and Adjusted Free Cash Flow are financial measures that are not calculated in accordance with GAAP. See "Definitions" and "Non-GAAP Financial Measures" for the definitions of such measures and other important information regarding such measures, including reconciliations to the most comparable GAAP measures.

5

Adjusted EBITDA and Adjusted Free Cash Flow

BROOKDALE SENIOR LIVING

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Resident fee revenue	$ 809,479	$ 801,863	$ 801,237	$ 797,352	$ 3,209,931	$ 782,707	$ 731,629	$ 700,771	(12.5)%	(8.2)%
Management fee revenue	15,743	15,449	13,564	12,352	57,108	108,715	6,076	5,669	(58.2)%	169.1%
Other operating income	—	—	—	—	—	—	26,693	10,765	NM	NM
Facility operating expense	(586,094)	(590,246)	(615,717)	(598,438)	(2,390,495)	(588,482)	(606,034)	(570,530)	7.3%	1.5%
Combined Segment Operating Income	239,128	227,066	199,084	211,266	876,544	302,940	158,364	146,675	(26.3)%	(8.6)%
General and administrative expense [(1)]	(49,494)	(50,912)	(46,570)	(39,280)	(186,256)	(46,657)	(43,031)	(41,752)	10.3%	10.6%
Cash facility operating lease payments (see page 17)	(73,051)	(72,118)	(72,067)	(71,883)	(289,119)	(71,214)	(70,600)	(168,942)	(134.4)%	(43.0)%
Adjusted EBITDA [(2)]	**116,583**	**104,036**	**80,447**	**100,103**	**401,169**	**185,069**	**44,733**	**(64,019)**	**NM**	**(44.9)%**
$100.0 million management termination fee	—	—	—	—	—	(100,000)	—	—	NM	NM
$119.2 million one-time cash lease payment	—	—	—	—	—	—	—	119,180	NM	NM
Adjusted EBITDA, excluding management termination fee and one-time cash lease payment	**116,583**	**104,036**	**80,447**	**100,103**	**401,169**	**85,069**	**44,733**	**55,161**	**(31.4)%**	**(38.6)%**
$100.0 million management termination fee	—	—	—	—	—	100,000	—	—	NM	NM
$119.2 million one-time cash lease payment	—	—	—	—	—	—	—	(119,180)	NM	NM
Transaction and Organizational Restructuring Costs	(461)	(634)	(3,910)	(5,002)	(10,007)	(1,981)	(3,368)	(6,250)	(59.8)%	(131.7)%
Interest expense, net (see page 17)	(59,302)	(59,029)	(58,749)	(57,132)	(234,212)	(53,590)	(48,623)	(48,209)	17.9%	15.1%
Payment of financing lease obligations	(5,453)	(5,500)	(5,549)	(5,740)	(22,242)	(5,087)	(4,677)	(4,548)	18.0%	13.3%
Changes in working capital [(3)]	(43,405)	9,620	31,439	20,410	18,064	(53,902)	149,055	33,794	7.5%	NM
Other [(4)]	(331)	1,602	1,868	3,482	6,621	(4,771)	(2,148)	(2,223)	NM	NM
Non-Development Capital Expenditures, net (see page 16)	(54,602)	(66,464)	(59,121)	(55,610)	(235,797)	(60,556)	(21,521)	(22,872)	61.3%	41.8%
Adjusted Free Cash Flow	**$ (46,971)**	**$ (16,369)**	**$ (13,575)**	**$ 511**	**$ (76,404)**	**$ 5,182**	**$ 113,451**	**$ (114,327)**	**NM**	**NM**

(1) Excluding non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs, see page 15.
(2) Adjusted EBITDA for the first quarter and year-to-date of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020. Adjusted EBITDA for the second quarter, third quarter, and year-to-date 2020 includes $26.7 million, $10.8 million, and $37.5 million, respectively, of government grants recognized in other operating income. Adjusted EBITDA for the third quarter and year-to-date of 2020 includes the $119.2 million one-time cash lease payment.
(3) Excludes changes in prepaid insurance premiums financed with notes payable, changes in operating lease liability for lease termination and modification, and lessor capital expenditure reimbursements under operating leases and includes $118.7 million and $20.2 million impact related to CARES Act programs for the second quarter and third quarter of 2020, respectively.
(4) Primarily consists of proceeds from property insurance and cash paid for state income taxes.

6

Adjusted EBITDA and Adjusted Free Cash Flow Distribution

BROOKDALE SENIOR LIVING

($ in 000s)	Total	Senior Housing Owned Portfolio	Senior Housing Leased Portfolio	Health Care Services	Management Services	Other [1]
	3Q 2020					
Resident fee revenue	$ 700,771	$ 356,105	$ 254,763	$ 89,903	$ —	$ —
Management fee revenue	5,669	—	—	—	5,669	—
Other operating income	10,765	3,317	1,556	5,892	—	—
Facility operating expense	(570,530)	(284,780)	(191,417)	(94,333)	—	—
Combined Segment Operating Income	146,675	74,642	64,902	1,462	5,669	—
General and administrative expense (excluding non-cash stock-based compensation expense and transaction costs)	(41,752)	(17,804)	(12,738)	(5,158)	(6,052)	—
Cash facility operating lease payments [2]	(168,942)	—	(167,393)	—	—	(1,549)
Adjusted EBITDA [3]	**(64,019)**	**56,838**	**(115,229)**	**(3,696)**	**(383)**	**(1,549)**
$119.2 million one-time cash lease payment	119,180	—	119,180	—	—	—
Adjusted EBITDA, excluding one-time cash lease payment	**55,161**	**56,838**	**3,951**	**(3,696)**	**(383)**	**(1,549)**
$119.2 million one-time cash lease payment	(119,180)	—	(119,180)	—	—	—
Transaction and Organizational Restructuring Costs	(6,250)	—	—	—	—	(6,250)
Interest expense, net	(48,209)	(36,908)	(11,908)	—	—	607
Payment of financing lease obligations	(4,548)		(4,413)	—	—	(135)
Changes in working capital [4]	33,794	—	—	—	—	33,794
Other	(2,223)	(648)	—	—	—	(1,575)
Non-Development Capital Expenditures, net	(22,872)	(12,236)	(5,808)	—	—	(4,828)
Adjusted Free Cash Flow	**$ (114,327)**	**$ 7,046**	**$ (137,358)**	**$ (3,696)**	**$ (383)**	**$ 20,064**

(1) Primarily consists of changes in working capital, Transaction and Organizational Restructuring Costs, corporate capital expenditures, lease payments for corporate offices and information technology systems and equipment, cash paid for state income taxes, and interest income.

(2) The Senior Housing Leased Portfolio amount includes the $119.2 million one-time cash lease payment.

(3) Adjusted EBITDA for the third quarter of 2020 includes $10.8 million of government grants recognized in other operating income and the one-time cash lease payment.

(4) Excludes changes in prepaid insurance premiums financed with notes payable and lessor capital expenditure reimbursements under operating leases and includes $20.2 million impact related to CARES Act programs for the third quarter of 2020.

7

Segment Overview

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Total Senior Housing, Health Care Services, and Management Services										
Revenue (1)	$ 825,222	$ 817,312	$ 814,801	$ 809,704	$ 3,267,039	$ 891,422	$ 737,705	$ 706,440	(13.3)%	(5.0)%
Other operating income	$ —	$ —	$ —	$ —	$ —	$ —	$ 26,693	$ 10,765	NM	NM
Combined Segment Operating Income	$ 239,128	$ 227,066	$ 199,084	$ 211,266	$ 876,544	$ 302,940	$ 158,364	$ 146,675	(26.3)%	(8.6)%
Combined Segment Operating Margin (2)	*29.0%*	*27.8%*	*24.4%*	*26.1%*	*26.8%*	*34.0%*	*20.7%*	*20.5%*	*(390) bps*	*(150) bps*
Senior Housing (see page 9)										
Revenue	$ 697,947	$ 687,429	$ 689,452	$ 687,843	$ 2,762,671	$ 687,888	$ 641,459	$ 610,868	(11.4)%	(6.5)%
Other operating income	$ —	$ —	$ —	$ —	$ —	$ —	$ 9,698	$ 4,873	NM	NM
Senior Housing Operating Income	$ 215,212	$ 202,450	$ 180,742	$ 196,045	$ 794,449	$ 203,346	$ 142,596	$ 139,544	(22.8)%	(18.9)%
Senior Housing Operating Margin (2)	*30.8%*	*29.5%*	*26.2%*	*28.5%*	*28.8%*	*29.6%*	*21.9%*	*22.7%*	*(350) bps*	*(400) bps*
Number of communities (period end)	680	671	671	663	663	661	660	652	(2.8)%	(2.8)%
Period end number of units	55,948	55,209	55,262	54,181	54,181	54,037	54,019	53,110	(3.9)%	(3.9)%
Total Average Units	56,460	55,465	55,258	54,821	55,501	54,184	54,040	53,440	(3.3)%	(3.3)%
RevPAR	$ 4,102	$ 4,097	$ 4,109	$ 4,116	$ 4,106	$ 4,229	$ 3,954	$ 3,806	(7.4)%	(2.6)%
Weighted average unit occupancy	83.6%	83.5%	84.2%	84.5%	83.9%	83.2%	78.7%	75.3%	(890) bps	(460) bps
RevPOR	$ 4,909	$ 4,909	$ 4,880	$ 4,871	$ 4,893	$ 5,085	$ 5,022	$ 5,056	3.6%	3.1%
Health Care Services Segment (see page 14)										
Revenue	$ 111,532	$ 114,434	$ 111,785	$ 109,509	$ 447,260	$ 94,819	$ 90,170	$ 89,903	(19.6)%	(18.6)%
Other operating income	$ —	$ —	$ —	$ —	$ —	$ —	$ 16,995	$ 5,892	NM	NM
Segment Operating Income	$ 8,173	$ 9,167	$ 4,778	$ 2,869	$ 24,987	$ (9,121)	$ 9,692	$ 1,462	(69.4)%	(90.8)%
Segment Operating Margin (2)	*7.3%*	*8.0%*	*4.3%*	*2.6%*	*5.6%*	*(9.6)%*	*9.0%*	*1.5%*	*(280) bps*	*(580) bps*
Management Services Segment										
Segment Operating Income (comprised solely of management fees)	$ 15,743	$ 15,449	$ 13,564	$ 12,352	$ 57,108	$ 108,715	$ 6,076	$ 5,669	(58.2)%	169.1%
Resident fee revenue under management (3)	$ 321,952	$ 294,114	$ 275,796	$ 259,437	$ 1,151,299	$ 184,145	$ 131,558	$ 116,576	(57.7)%	(51.5)%
Number of communities (period end) (3)	164	138	123	100	100	80	77	74	(39.8)%	(39.8)%
Period end number of units (3)	23,742	21,451	20,168	18,086	18,086	11,033	10,694	9,980	(50.5)%	(50.5)%
Total Average Units (3)	25,047	22,464	20,730	18,836	21,769	13,325	10,905	10,446	(49.6)%	(49.2)%
Weighted average unit occupancy (3)	82.9%	82.8%	83.4%	84.6%	83.3%	84.0%	78.0%	74.6%	(880) bps	(370) bps

(1) Excludes reimbursed costs on behalf of managed communities.

(2) For the second quarter of 2020, segment operating margin excluding other operating income was 17.8% for Total Senior Housing, Health Care Services and Management Services; 20.7% for Senior Housing; and (8.1)% for Health Care Services. For the third quarter of 2020, segment operating margin excluding other operating income was 19.2% for Total Senior Housing, Health Care Services, and Management Services; 22.0% for Senior Housing; and (4.9)% for Health Care Services.

(3) Not included in consolidated reported amounts.

8

Senior Housing Segments

BROOKDALE SENIOR LIVING

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Independent Living										
Revenue	$ 135,694	$ 135,951	$ 136,874	$ 136,039	$ 544,558	$ 135,862	$ 130,278	$ 125,762	(8.1)%	(4.1)%
Other operating income	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ 96	NM	NM
Segment Operating Income	$ 52,876	$ 51,459	$ 49,414	$ 49,992	$ 203,741	$ 51,414	$ 41,038	$ 42,438	(14.1)%	(12.3)%
Segment Operating Margin (1)	*39.0%*	*37.9%*	*36.1%*	*36.7%*	*37.4%*	*37.8%*	*31.5%*	*33.7%*	*(240) bps*	*(320) bps*
Number of communities (period end)	68	68	68	68	68	68	68	68	—%	—%
Period end number of units	12,430	12,460	12,511	12,514	12,514	12,537	12,534	12,534	0.2%	0.2%
Total Average Units	12,430	12,440	12,511	12,514	12,474	12,529	12,534	12,534	0.2%	0.6%
RevPAR	$ 3,602	$ 3,592	$ 3,581	$ 3,545	$ 3,580	$ 3,615	$ 3,465	$ 3,345	(6.6)%	(3.3)%
Weighted average unit occupancy	89.8%	89.1%	89.1%	88.7%	89.2%	87.1%	83.5%	80.0%	(910) bps	(580) bps
RevPOR	$ 4,012	$ 4,033	$ 4,018	$ 3,994	$ 4,014	$ 4,151	$ 4,147	$ 4,182	4.1%	3.5%
Assisted Living and Memory Care										
Revenue	$ 458,526	$ 450,225	$ 452,474	$ 454,713	$ 1,815,938	$ 457,479	$ 432,156	$ 408,695	(9.7)%	(4.6)%
Other operating income	$ —	$ —	$ —	$ —	$ —	$ —	$ 152	$ 1,936	NM	NM
Segment Operating Income	$ 140,699	$ 133,144	$ 116,856	$ 127,937	$ 518,636	$ 132,001	$ 87,708	$ 87,152	(25.4)%	(21.5)%
Segment Operating Margin (1)	*30.7%*	*29.6%*	*25.8%*	*28.1%*	*28.6%*	*28.9%*	*20.3%*	*21.2%*	*(460) bps*	*(510) bps*
Number of communities (period end)	586	577	577	573	573	571	570	563	(2.4)%	(2.4)%
Period end number of units	36,944	36,175	36,177	35,956	35,956	35,789	35,744	35,124	(2.9)%	(2.9)%
Total Average Units	37,477	36,451	36,173	36,140	36,560	35,944	35,785	35,268	(2.5)%	(2.8)%
RevPAR	$ 4,070	$ 4,092	$ 4,127	$ 4,135	$ 4,106	$ 4,242	$ 4,025	$ 3,863	(6.4)%	(1.2)%
Weighted average unit occupancy	81.6%	82.1%	83.2%	83.6%	82.6%	81.9%	77.8%	74.4%	(880) bps	(420) bps
RevPOR	$ 4,988	$ 4,987	$ 4,962	$ 4,948	$ 4,971	$ 5,178	$ 5,172	$ 5,193	4.7%	4.1%
CCRCs										
Revenue	$ 103,727	$ 101,253	$ 100,104	$ 97,091	$ 402,175	$ 94,547	$ 79,025	$ 76,411	(23.7)%	(18.1)%
Other operating income	$ —	$ —	$ —	$ —	$ —	$ —	$ 9,546	$ 2,841	NM	NM
Segment Operating Income	$ 21,637	$ 17,847	$ 14,472	$ 18,116	$ 72,072	$ 19,931	$ 13,850	$ 9,954	(31.2)%	(18.9)%
Segment Operating Margin (1)	*20.9%*	*17.6%*	*14.5%*	*18.7%*	*17.9%*	*21.1%*	*15.6%*	*12.6%*	*(190) bps*	*(100) bps*
Number of communities (period end)	26	26	26	22	22	22	22	21	(19.2)%	(19.2)%
Period end number of units	6,574	6,574	6,574	5,711	5,711	5,711	5,741	5,452	(17.1)%	(17.1)%
Total Average Units	6,553	6,574	6,574	6,167	6,467	5,711	5,721	5,638	(14.2)%	(13.4)%
RevPAR	$ 5,232	$ 5,081	$ 5,012	$ 5,168	$ 5,123	$ 5,496	$ 4,572	$ 4,477	(10.7)%	(5.1)%
Weighted average unit occupancy	82.9%	80.6%	80.4%	81.5%	81.3%	82.4%	74.0%	70.7%	(970) bps	(560) bps
RevPOR	$ 6,312	$ 6,305	$ 6,234	$ 6,341	$ 6,298	$ 6,669	$ 6,181	$ 6,332	1.6%	1.9%

(1) For the second and third quarter of 2020, segment operating margin excluding other operating income was 31.5% and 33.7%, respectively, for Independent Living; 20.3% and 20.9% respectively, for Assisted Living and Memory Care; and 5.4% and 9.3%, respectively, for CCRCs.

9

Senior Housing: Same Community[1]

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Revenue	$ 616,142	$ 611,202	$ 613,260	$ 613,935	$ 2,454,539	$ 628,468	$ 589,207	$ 565,881	(7.7)%	(3.1)%
Other operating income	—	—	—	—	—	—	6,445	3,710	NM	NM
Revenue and other operating income	$ 616,142	$ 611,202	$ 613,260	$ 613,935	$ 2,454,539	$ 628,468	$ 595,652	$ 569,591	(7.1)%	(2.5)%
Community Labor Expenses	(269,018)	(271,848)	(285,268)	(284,007)	(1,110,141)	(284,382)	(290,247)	(284,830)	0.2%	(4.0)%
Other facility operating expenses	(141,734)	(143,522)	(148,704)	(139,444)	(573,404)	(155,576)	(171,771)	(150,228)	(1.0)%	(10.1)%
Facility operating expenses [2]	(410,752)	(415,370)	(433,972)	(423,451)	(1,683,545)	(439,958)	(462,018)	(435,058)	(0.3)%	(6.1)%
Same Community Operating Income	**$205,390**	**$195,832**	**$179,288**	**$190,484**	**$ 770,994**	**$188,510**	**$133,634**	**$134,533**	**(25.0)%**	**(21.3)%**
Same Community Operating Margin [3]	*33.3%*	*32.0%*	*29.2%*	*31.0%*	*31.4%*	*30.0%*	*22.4%*	*23.6%*	*(560) bps*	*(600) bps*
Total Average Units	49,348	49,357	49,368	49,371	49,361	49,371	49,364	49,363	—%	—%
RevPAR	$ 4,162	$ 4,128	$ 4,141	$ 4,145	$ 4,144	$ 4,243	$ 3,979	$ 3,821	(7.7)%	(3.1)%
Weighted average unit occupancy	84.4%	84.0%	84.8%	85.0%	84.6%	83.5%	79.1%	75.6%	(920) bps	(500) bps
RevPOR	$ 4,932	$ 4,914	$ 4,885	$ 4,875	$ 4,902	$ 5,083	$ 5,028	$ 5,057	3.5%	3.0%

Same Community Operating Income / Weighted Average Occupancy [2]



84.4%
84.0%
84.8%
85.0%
83.5%
79.1%
75.6%
$205,390
$195,832
$179,288
$190,484
$188,510
$133,634
$134,533
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020

Same Community RevPAR



$4,162
$4,128
$4,141
$4,145
$4,243
$3,979
$3,821
1Q 2019
2Q 2019
3Q 2019
4Q 2019
1Q 2020
2Q 2020
3Q 2020

(1) Same Community portfolio reflects 631 communities.
(2) Excludes hurricane and other natural disaster expense of $1.0 million and $1.2 million for the full year 2019 and year to date 2020, respectively.
(3) For the second and third quarter of 2020, same community operating margin excluding other operating income was 21.6% and 23.1%, respectively, for the same community portfolio.

10

Senior Housing Segments: Same Community[1]

BROOKDALE SENIOR LIVING

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Independent Living										
Revenue	$ 126,822	$ 126,563	$ 126,823	$ 125,521	$ 505,729	$ 127,944	$ 122,716	$ 118,384	(6.7)%	(2.9)%
Other operating income	—	—	—	—	—	—	—	96	NM	NM
Community Labor Expense	(44,502)	(45,748)	(46,498)	(46,552)	(183,300)	(46,297)	(47,588)	(46,094)	0.9%	(2.4)%
Other facility operating expense	(30,823)	(31,048)	(31,947)	(30,672)	(124,490)	(32,867)	(35,904)	(31,293)	2.0%	(6.7)%
Facility operating expense	(75,325)	(76,796)	(78,445)	(77,224)	(307,790)	(79,164)	(83,492)	(77,387)	1.3%	(4.1)%
Same Community Operating Income	$ 51,497	$ 49,767	$ 48,378	$ 48,297	$ 197,939	$ 48,780	$ 39,224	$ 41,093	(15.1)%	(13.7)%
Same Community Operating Margin	*40.6%*	*39.3%*	*38.1%*	*38.5%*	*39.1%*	*38.1%*	*32.0%*	*34.7%*	*(340) bps*	*(440) bps*
Total Average Units	11,680	11,690	11,703	11,706	11,695	11,706	11,703	11,703	—%	0.1%
RevPAR	$ 3,619	$ 3,609	$ 3,612	$ 3,574	$ 3,604	$ 3,643	$ 3,495	$ 3,372	(6.6)%	(3.0)%
Weighted average unit occupancy	89.5%	88.8%	89.4%	88.9%	89.2%	87.3%	83.8%	80.3%	(910) bps	(540) bps
RevPOR	$ 4,043	$ 4,063	$ 4,043	$ 4,020	$ 4,042	$ 4,174	$ 4,169	$ 4,201	3.9%	3.2%
Assisted Living and Memory Care										
Revenue	$ 427,610	$ 425,128	$ 427,413	$ 428,523	$ 1,708,674	$ 439,021	$ 415,718	$ 397,126	(7.1) %	(2.2) %
Other operating income	—	—	—	—	—	—	151	1,937	NM	NM
Community Labor Expense	(193,064)	(194,589)	(206,944)	(205,956)	(800,553)	(205,978)	(210,747)	(207,891)	(0.5) %	(5.0) %
Other facility operating expense	(95,826)	(97,559)	(101,441)	(93,743)	(388,569)	(106,960)	(119,643)	(104,376)	(2.9) %	(12.3) %
Facility operating expense	(288,890)	(292,148)	(308,385)	(299,699)	(1,189,122)	(312,938)	(330,390)	(312,267)	(1.3) %	(7.4) %
Same Community Operating Income	$ 138,720	$ 132,980	$ 119,028	$ 128,824	$ 519,552	$ 126,083	$ 85,479	$ 86,796	(27.1) %	(23.6) %
Same Community Operating Margin	*32.4%*	*31.3%*	*27.8%*	*30.1%*	*30.4%*	*28.7%*	*20.6%*	*21.7%*	*(610) bps*	*(670) bps*
Total Average Units	34,056	34,055	34,053	34,053	34,054	34,053	34,049	34,048	—%	—%
RevPAR	$ 4,185	$ 4,161	$ 4,184	$ 4,195	$ 4,181	$ 4,297	$ 4,070	$ 3,888	(7.1)%	(2.2)%
Weighted average unit occupancy	82.6%	82.6%	83.5%	84.0%	83.2%	82.3%	78.2%	74.5%	(900) bps	(460) bps
RevPOR	$ 5,065	$ 5,040	$ 5,010	$ 4,996	$ 5,028	$ 5,220	$ 5,207	$ 5,216	4.1%	3.5%
CCRCs										
Revenue	$ 61,710	$ 59,511	$ 59,024	$ 59,891	$ 240,136	$ 61,503	$ 50,773	$ 50,371	(14.7) %	(9.8) %
Other operating income	—	—	—	—	—	—	6,294	1,677	NM	NM
Community Labor Expense	(31,452)	(31,511)	(31,826)	(31,499)	(126,288)	(32,107)	(31,912)	(30,845)	3.1 %	(0.1) %
Other facility operating expense	(15,085)	(14,915)	(15,316)	(15,029)	(60,345)	(15,749)	(16,224)	(14,559)	4.9 %	(2.7) %
Facility operating expense	(46,537)	(46,426)	(47,142)	(46,528)	(186,633)	(47,856)	(48,136)	(45,404)	3.7 %	(0.9) %
Same Community Operating Income	$ 15,173	$ 13,085	$ 11,882	$ 13,363	$ 53,503	$ 13,647	$ 8,931	$ 6,644	(44.1) %	(27.2) %
Same Community Operating Margin	*24.6%*	*22.0%*	*20.1%*	*22.3%*	*22.3%*	*22.2%*	*15.7%*	*12.8%*	*(730) bps*	*(520) bps*
Total Average Units	3,612	3,612	3,612	3,612	3,612	3,612	3,612	3,612	—%	—%
RevPAR	$ 5,695	$ 5,492	$ 5,447	$ 5,527	$ 5,540	$ 5,676	$ 4,686	$ 4,648	(14.7) %	(9.8) %
Weighted average unit occupancy	84.4%	82.0%	81.8%	82.4%	82.7%	82.1%	72.9%	70.0%	(1180) bps	(770) bps
RevPOR	$ 6,749	$ 6,701	$ 6,659	$ 6,707	$ 6,704	$ 6,913	$ 6,430	$ 6,645	(0.2)%	(0.6)%

(1) Same Community portfolio reflects 64 Independent Living communities, 553 Assisted Living and Memory Care communities, and 14 CCRC communities.

(2) For the second and third quarter of 2020, same community operating margin excluding other operating income was 32.0% and 34.6%, respectively, for Independent Living; 20.5% and 21.4%, respectively, for Assisted Living and Memory Care; and 5.2% and 9.9%, respectively, for CCRCs.

11

Senior Housing Owned Portfolio[1]

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Revenue	$ 380,691	$ 375,900	$ 377,451	$ 373,793	$ 1,507,835	$ 402,397	$ 376,140	$ 356,105	(5.7)%	0.1%
Other operating income	—	—	—	—	—	—	7,156	3,317	NM	NM
Facility operating expense	(269,078)	(271,222)	(285,422)	(273,557)	(1,099,279)	(290,116)	(301,459)	(284,780)	0.2%	(6.1)%
Owned Portfolio Operating Income	**$111,613**	**$104,678**	**$ 92,029**	**$100,236**	**$ 408,556**	**$112,281**	**$ 81,837**	**$ 74,642**	**(18.9)%**	**(12.8)%**
Additional Information										
Interest expense: property level and corporate debt	$ (45,643)	$ (45,193)	$ (44,344)	$ (42,538)	$ (177,718)	$ (41,763)	$ (38,974)	$ (36,908)	16.8%	13.0%
Community level capital expenditures, net (see page 16)	$ (24,967)	$ (33,828)	$ (33,144)	$ (32,055)	$ (123,994)	$ (36,735)	$ (12,011)	$ (12,236)	63.1%	33.7%
Number of communities (period end)	338	336	336	330	330	355	355	350	4.2%	4.2%
Period end number of units	31,397	31,165	31,226	30,160	30,160	32,455	32,481	31,824	1.9%	1.9%
Total Average Units	31,840	31,262	31,222	30,784	31,277	32,513	32,461	32,137	2.9%	3.0%
RevPAR	$ 3,969	$ 3,976	$ 3,982	$ 3,984	$ 3,978	$ 4,125	$ 3,862	$ 3,694	(7.2)%	(2.3)%
Weighted average occupancy	82.4%	82.6%	83.2%	83.6%	83.0%	82.6%	78.0%	74.2%	(900) bps	(450) bps
RevPOR	$ 4,815	$ 4,812	$ 4,783	$ 4,764	$ 4,794	$ 4,997	$ 4,944	$ 4,978	4.1%	3.5%

Interest Coverage as of September 30, 2020[2]	1.8x
Net Debt as of September 30, 2020 *(see page 18)*	$3,420,142

(1) The Company acquired 26 communities that were previously leased during the first quarter of 2020. The results of operations of the previously leased communities are included within the Senior Housing Owned Portfolio beginning in the first quarter of 2020. Prior quarters have not been recast.

(2) As of September 30, 2020, the interest coverage ratio excluding other operating income was 1.8x.

12

Senior Housing Leased Portfolio[(1)]

BROOKDALE SENIOR LIVING

($ in 000s, except RevPAR and RevPOR)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Revenue	$ 317,256	$ 311,529	$ 312,001	$ 314,050	$1,254,836	$ 285,491	$ 265,319	$ 254,763	(18.3)%	(14.4)%
Other operating income	—	—	—	—	—	—	2,542	1,556	NM	NM
Facility operating expense	(213,657)	(213,757)	(223,288)	(218,241)	(868,943)	(194,426)	(207,102)	(191,417)	14.3%	8.9%
Leased Portfolio Operating Income	**$103,599**	**$ 97,772**	**$ 88,713**	**$ 95,809**	**$ 385,893**	**$ 91,065**	**$ 60,759**	**$ 64,902**	**(26.8)%**	**(25.3)%**
Additional Information										
One-time cash lease payment	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ (119,180)	NM	NM
Other cash facility lease payments on leased portfolio (see page 17)	$ (93,129)	$ (92,337)	$ (92,337)	$ (92,810)	$ (370,613)	$ (88,503)	$ (85,623)	$ (64,534)	30.1%	14.1%
Community level capital expenditures, net (see page 16)	$ (18,419)	$ (25,934)	$ (22,162)	$ (13,347)	$ (79,862)	$ (18,413)	$ (1,727)	$ (5,808)	73.8%	61.0%
Number of communities (period end)	342	335	335	333	333	306	305	302	(9.9)%	(9.9)%
Period end number of units	24,551	24,044	24,036	24,021	24,021	21,582	21,538	21,286	(11.4)%	(11.4)%
Total Average Units	24,620	24,203	24,036	24,037	24,224	21,671	21,579	21,303	(11.4)%	(11.4)%
RevPAR	$ 4,274	$ 4,254	$ 4,273	$ 4,286	$ 4,271	$ 4,384	$ 4,091	$ 3,977	(6.9)%	(2.7)%
Weighted average unit occupancy	85.0%	84.5%	85.4%	85.6%	85.1%	84.1%	79.7%	76.9%	(850) bps	(480) bps
RevPOR	$ 5,028	$ 5,032	$ 5,004	$ 5,005	$ 5,017	$ 5,215	$ 5,136	$ 5,166	3.2%	3.0%

Lease Coverage as of September 30, 2020, excluding the one-time cash lease payment [(2)]	0.78x	
Pro-forma Lease Coverage (see page 25 for pro forma results)	0.97x	
Total operating and financing lease obligations as of September 30, 2020 (see page 30) [(3)]	$ 1,525,535	**(A)**
Total operating and financing lease obligations divided by pro-forma total cash facility lease payments for the trailing twelve months ended September 30, 2020	6.1	**(A/B)**

Facility Lease Maturity Information as of September 30, 2020

Initial lease maturities	**Community count**	**Total units**	**Pro-forma trailing twelve months ended September 30, 2020 (see page 25) Total cash facility lease payments**	
2021	37	1,637	$ 15,192	
2022	4	386	3,679	
2023	—	—	—	
2024	7	904	13,865	
2025	121	10,290	101,556	
Thereafter	133	8,069	117,199	
Total	302	21,286	$ 251,491	**(B)**

(1) The Company acquired 26 communities that were previously leased during the first quarter of 2020. The results of operations of the previously leased communities are included within the Senior Housing Owned Portfolio beginning in the first quarter of 2020. Prior quarters have not been recast.

(2) As of September 30, 2020, the lease coverage ratio, excluding both the one-time cash lease payment and other operating income was 0.76x and was 0.56x including both the one-time cash lease payment and other operating income.

(3) Amount recognized on consolidated balance sheet reflects the discounted future minimum lease payments and the residual value for financing lease obligations.

13

Health Care Services

BROOKDALE SENIOR LIVING

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Revenue										
Home health	$ 84,185	$ 85,233	$ 80,632	$ 77,440	$ 327,490	$ 65,948	$ 60,935	$ 61,586	(23.6)%	(24.6)%
Hospice	21,722	23,184	25,258	26,062	96,226	23,182	23,849	22,997	(9.0)%	(0.2)%
Outpatient Therapy	5,625	6,017	5,895	6,007	23,544	5,689	5,386	5,320	(9.8)%	(6.5)%
Segment revenue	111,532	114,434	111,785	109,509	447,260	94,819	90,170	89,903	(19.6)%	(18.6)%
Other operating income	—	—	—	—	—	—	16,995	5,892	NM	NM
Revenue and other operating income	111,532	114,434	111,785	109,509	447,260	94,819	107,165	95,795	(14.3)%	(11.8)%
Facility operating expense	(103,359)	(105,267)	(107,007)	(106,640)	(422,273)	(103,940)	(97,473)	(94,333)	11.8%	6.3%
Segment Operating Income (Loss)	**$ 8,173**	**$ 9,167**	**$ 4,778**	**$ 2,869**	**$ 24,987**	**$ (9,121)**	**$ 9,692**	**$ 1,462**	**(69.4)%**	**(90.8)%**
Segment Operating Margin[1]	*7.3%*	*8.0%*	*4.3%*	*2.6%*	*5.6%*	*(9.6)%*	*9.0%*	*1.5%*	*(280) bps*	*(580) bps*
Additional Information										
Home health average daily census	15,904	15,966	15,357	14,618	15,457	14,020	12,980	13,146	(14.4)%	(15.0)%
Hospice average daily census	1,428	1,540	1,642	1,704	1,580	1,698	1,646	1,666	1.5%	8.6%

(1) For the second and third quarter of 2020, segment operating margin excluding other operating income was (8.1)% and (4.9)%, respectively.

14

G&A Expense 3Q20 vs. YTD 3Q20 vs. Consolidated, unless otherwise noted 2019 2020 3Q19 YTD 3Q19 ($ in 000s) 1Q 2Q 3Q 4Q Full Year 1Q 2Q 3Q B(W) B(W) G&A expense allocations (1) Senior Housing Owned Portfolio allocation $ 15,693 $ 16,875 $ 15,759 $ 13,553 $ 61,880 $ 18,635 $ 18,336 $ 17,804 (13.0) % (13.3) % Senior Housing Leased Portfolio allocation 13,078 13,986 13,027 11,387 51,478 13,221 12,933 12,738 2.2% 3.0% Health Care Services allocation 7,077 6,730 6,385 5,439 25,631 6,953 5,355 5,158 19.2% 13.5% Management Services allocation 13,646 13,321 11,399 8,901 47,267 7,848 6,407 6,052 46.9% 47.1% Subtotal G&A expense allocations 49,494 50,912 46,570 39,280 186,256 46,657 43,031 41,752 10.3% 10.6% Non-cash stock-based compensation expense 6,356 6,030 5,929 4,711 23,026 5,957 6,119 6,136 (3.5%) 0.6% Transaction and Organizational Restructuring Costs 461 634 3,910 5,002 10,007 1,981 3,368 6,250 (59.8%) (131.7%) General and administrative expense $ 56,311 $ 57,576 $ 56,409 $ 48,993 $ 219,289 $ 54,595 $ 52,518 $ 54,138 4.0% 5.3% 3Q20 vs. YTD 3Q20 vs. 2019 2020 3Q19 YTD 3Q19 1Q 2Q 3Q 4Q Full Year 1Q 2Q 3Q B(W) B(W) Resident fee revenue $ 809,479 $ 801,863 $ 801,237 $ 797,352 $ 3,209,931 $ 782,707 $ 731,629 $ 700,771 (12.5) % (8.2) % Other operating income — — — — — — 26,693 10,765 NM NM Resident fee revenue under management (2) 321,952 294,114 275,796 259,437 1,151,299 184,145 131,558 $ 116,576 (57.7) % (51.5) % Other operating income under management (2) — — — — — — 8,066 1,497 NM NM Total (consolidated and under management) $ 1,131,431 $ 1,095,977 $ 1,077,033 $ 1,056,789 $ 4,361,230 $ 966,852 $ 897,946 $ 829,609 (23.0) % (18.5) % Allocated G&A Expense as a Percentage of Resident Fee Revenue and Other Operating Income (Consolidated and Under Management) G&A expense (excluding non-cash stock- based compensation expense and Transaction and Organizational Restructuring Costs) (3) 4.4% 4.6% 4.3% 3.7% 4.3% 4.8% 4.8% 5.1% (80) bps (60) bps Non-cash stock-based compensation expense 0.6% 0.6% 0.6% 0.4% 0.5% 0.6% 0.7% 0.7% (10) bps (20) bps G&A expense (excluding Transaction and Organizational Restructuring Costs) 5.0% 5.2% 4.9% 4.1% 4.8% 5.5% 5.5% 5.8% (90) bps (80) bps Transaction and Organizational Restructuring Costs — % 0.1% 0.4% 0.5% 0.2% 0.2% 0.4% 0.7% (30) bps (20) bps G&A expense (including non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs) (3) 5.0% 5.3% 5.2% 4.6% 5.0% 5.6% 5.9% 6.5% (130) bps (100) bps (1) G&A allocations are calculated using a methodology which the Company believes matches the type of general and administrative cost with the community, segment, or portfolio. Some of the allocations are based on direct utilization and some are based on formulas such as unit proportion. G&A allocations presented herein exclude non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. (2) Not included in consolidated reported amounts. (3) Excluding other operating income and other operating income under management: For the second and third quarters of 2020, G&A expense (excluding non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs) as a percentage of resident fee revenue (consolidated and under management) was 5.0% and 5.1%, respectively. For the second and third quarters of 2020, G&A expense (including non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs) as a percentage of resident fee revenue (consolidated and under management) was 6.1% and 6.6%, respectively. 15

Capital Expenditures

BROOKDALE SENIOR LIVING

($ in 000s, except for community level capital expenditures, net, per weighted average unit)		2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Community level capital expenditures, including allocations											
Senior Housing Owned Portfolio		$ 24,967	$ 33,828	$ 33,144	$ 32,055	$ 123,994	$ 36,735	$ 12,011	$ 12,236	63.1%	33.7%
Senior Housing Leased Portfolio		18,419	25,934	22,162	13,347	79,862	18,413	1,727	5,808	73.8%	61.0%
Community level capital expenditures, net	(A)	43,386	59,762	55,306	45,402	203,856	55,148	13,738	18,044	67.4%	45.1%
Corporate capital expenditures (includes Health Care Services)		11,216	6,702	3,815	10,208	31,941	5,408	7,783	4,828	(26.6)%	17.1%
Non-Development Capital Expenditures, net		54,602	66,464	59,121	55,610	235,797	60,556	21,521	22,872	61.3%	41.8%
Development Capital Expenditures, net		5,269	5,354	8,054	5,918	24,595	3,900	2,923	3,090	61.6%	46.9%
Total capital expenditures, net		**$ 59,871**	**$ 71,818**	**$ 67,175**	**$ 61,528**	**$260,392**	**$ 64,456**	**$ 24,444**	**$ 25,962**	**61.4%**	**42.2%**
Lessor reimbursements: non-development capital expenditures		—	1,000	11,043	22,766	34,809	5,827	8,096	4,056		
Change in related payables		184	(10,576)	5,870	13,413	8,891	(898)	10,938	(2,191)		
Total cash paid for capital expenditures		**$ 60,055**	**$ 62,242**	**$ 84,088**	**$ 97,707**	**$304,092**	**$ 69,385**	**$ 43,478**	**$ 27,827**	**66.9%**	**31.8%**
Senior Housing Total Average Units	(B)	56,460	55,465	55,258	54,821	55,501	54,184	54,040	53,440	(3.3)%	(3.3)%
Community level capital expenditures, net, per weighted average unit	(A/B)	$ 768	$ 1,077	$ 1,001	$ 828	$ 3,673	$ 1,018	$ 254	$ 338	66.2 %	43.3 %

16

Cash Facility Lease Payments

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	3Q20 vs. 3Q19 B(W)	YTD 3Q20 vs. YTD 3Q19 B(W)
Operating Lease Obligations										
Facility lease expense	$ 68,668	$ 67,689	$ 67,253	$ 66,056	$ 269,666	$ 64,481	$ 62,379	$ 51,620		
Operating lease expense adjustment	4,383	4,429	4,814	5,827	19,453	6,733	8,221	117,322		
Cash facility operating lease payments	$ 73,051	$ 72,118	$ 72,067	$ 71,883	$ 289,119	$ 71,214	70,600	168,942	(134.4)%	(43.0)%
Financing Lease Obligations										
Interest expense: financing lease obligations	$ 16,743	$ 16,649	$ 16,567	$ 16,394	$ 66,353	$ 13,282	$ 11,892	$ 11,908		
Payment of financing lease obligations	5,453	5,500	5,549	5,740	22,242	5,087	4,677	4,548		
Cash financing lease payments	$ 22,196	$ 22,149	$ 22,116	$ 22,134	$ 88,595	$ 18,369	$ 16,569	16,456	25.6%	22.7%
Total cash facility lease payments [1]	**$ 95,247**	**$ 94,267**	**$ 94,183**	**$ 94,017**	**$377,714**	**$ 89,583**	**$ 87,169**	**$185,398**	**(96.8)%**	**(27.7)%**
One-time cash lease payment	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$(119,180)		
Total cash facility lease payments, excluding the one-time cash lease payment	**$ 95,247**	**$ 94,267**	**$ 94,183**	**$ 94,017**	**$377,714**	**$ 89,583**	**$ 87,169**	**$ 66,218**	**29.7%**	**14.4%**
Interest Expense Reconciliation to Income Statement										
Interest expense: financing lease obligations	$ 16,743	$ 16,649	$ 16,567	$ 16,394	$ 66,353	$ 13,282	$ 11,892	$ 11,908	28.1%	25.8%
Interest income	(3,084)	(2,813)	(2,162)	(1,800)	(9,859)	(1,455)	(2,243)	(607)	(71.9)%	(46.6)%
Interest expense: debt	$ 45,643	$ 45,193	$ 44,344	$ 42,538	$ 177,718	$ 41,763	$ 38,974	$ 36,908	16.8%	13.0%
Interest expense, net	$ 59,302	$ 59,029	$ 58,749	$ 57,132	$ 234,212	$ 53,590	$ 48,623	$ 48,209	17.9%	15.1%
Amortization of deferred financing costs and debt premium (discount)	979	986	1,167	1,138	4,270	1,315	1,556	1,730		
Interest income	3,084	2,813	2,162	1,800	9,859	1,455	2,243	607		
Interest expense per income statement	**$ 63,365**	**$ 62,828**	**$ 62,078**	**$ 60,070**	**$248,341**	**$ 56,360**	**$ 52,422**	**$ 50,546**	**18.6%**	**15.4%**

(1) Includes cash lease payments for leases of corporate offices and information technology systems and equipment.

17

Capital Structure

BROOKDALE SENIOR LIVING

Total Liquidity
($ in millions)



$ (Millions)
$600
$400
$200
$455
$291
$164
$481
$309
$172
$536
$501
$35
$600
$562
$38
$491
$491
09/30/2019
12/31/2019
03/31/2020
06/30/2020
09/30/2020
Line of credit available to draw (line terminated 3Q20)
Cash and cash equivalents and marketable securities

Debt Structure[1]
($ in millions)



Fixed rate debt
$2,405
61%
Variable rate debt with interest rate caps
$1,394
36%
$131
3%
Variable rate debt - unhedged

As of September 30, 2020

	Weighted Rate
Fixed rate debt	4.28 %
Variable rate debt [2]	2.50 %
Total debt	**3.59 %**

Debt [1][2]

($ in millions)	Maturity	Weighted Rate
2020	$ 15	3.94 %
2021	68	4.26 %
2022	348	3.58 %
2023	231	3.52 %
2024	301	4.30 %
Thereafter	2,967	3.51 %
Total	**$ 3,930**	**3.59 %**

Leverage Ratios [3]
($ in 000s)

Trailing Twelve Months Ended September 30, 2020			**Annualized Leverage**
Adjusted EBITDAR [4]	(A)	**$ 652,675**	
Cash facility operating lease payments (*see page 17*)		(382,639)	
Adjusted EBITDA [4] [5]		**270,036**	
Cash financing lease payments (*see page 17*)		(73,528)	
Adjusted EBITDA after cash financing lease payments [4] [5]	(B)	**$ 196,508**	
As of September 30, 2020			
Debt		$ 3,930,165	
Cash and cash equivalents		(354,621)	
Marketable securities		(136,136)	
Restricted cash held as collateral against existing debt		(19,266)	
Net Debt	(C)	**3,420,142**	**17.4 x** (C/B)
Operating and financing lease obligations [6]		1,542,781	
Adjusted Net Debt	(D)	**$ 4,962,923**	**7.6 x** (D/A)

(1) Includes the carrying value of mortgage debt and other notes payable of which 98.2%, or $3.9 billion, represented non-recourse property-level mortgage financings.

(2) Reflects market rates as of September 30, 2020 and applicable cap rates for hedged debt.

(3) Leverage ratios include results of operations of communities disposed of through the disposition date.

(4) Excludes $4.2 million of the non-recurring, non-cash impact of ASC 842 for 2019 periods (see page 26), and includes the $100.0 million management agreement termination fee.

(5) Includes the one-time cash lease payment.

(6) Excludes operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR.

Important Note Regarding Non-GAAP Financial Measures. Adjusted EBITDAR, Adjusted EBITDA, Adjusted EBITDA after cash financing lease payments, Net Debt, and Adjusted Net Debt are financial measures that are not calculated in accordance with GAAP. See "Definitions" and "Non-GAAP Financial Measures" for the definitions of such measures and other important information regarding such measures, including reconciliations to the most comparable GAAP measures.

18

Definitions

Adjusted EBITDA is a non-GAAP performance measure that the Company defines as net income (loss) excluding: benefit/provision for income taxes, non-operating income/expense items, and depreciation and amortization; and further adjusted to exclude income/expense associated with non-cash, non-operational, transactional, cost reduction or organizational restructuring items that management does not consider as part of the Company's underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include non-cash impairment charges, gain/loss on facility lease termination and modification, operating lease expense adjustment, amortization of deferred gain, change in future service obligation, non-cash stock-based compensation expense, and Transaction and Organizational Restructuring Costs.

Adjusted EBITDAR is a non-GAAP financial measure that the Company defines as Adjusted EBITDA before cash facility operating lease payments.

Adjusted Free Cash Flow is a non-GAAP liquidity measure that the Company defines as net cash provided by (used in) operating activities before: distributions from unconsolidated ventures from cumulative share of net earnings, changes in prepaid insurance premiums financed with notes payable, changes in operating lease liability for lease termination, cash paid/received for gain/loss on facility lease termination and modification, and lessor capital expenditure reimbursements under operating leases; plus: property insurance proceeds and proceeds from refundable entrance fees, net of refunds; less: Non-Development Capital Expenditures and payment of financing lease obligations.

Adjusted Net Debt is a non-GAAP financial measure that the Company defines as Net Debt, plus operating and financing lease obligations. Operating and financing lease obligations exclude operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR.

Combined Segment Operating Income is defined by the Company as resident fee and management fee revenue and other operating income of the Company, less facility operating expense. Combined Segment Operating Income does not include general and administrative expense or depreciation and amortization.

Community Labor Expense is a component of facility operating expense that includes regular and overtime salaries and wages, bonuses, paid-time-off and holiday wages, payroll taxes, contract labor, employee benefits, and workers compensation.

Development Capital Expenditures means capital expenditures for community expansions, major community redevelopment and repositioning projects, and the development of new communities. Amounts of Development Capital Expenditures are presented net of lessor reimbursements.

Interest Coverage is calculated based on the trailing-twelve months Owned Portfolio Operating Income adjusted for an implied 5% management fee and capital expenditures at $350/unit, divided by the trailing-twelve months property level and corporate debt interest expense. For any trailing-twelve month period that includes one or more periods from 2019, an adjustment was made to exclude the 2019 impact of applying the lease accounting standard under ASC 842 for residency agreements.

Lease Coverage is calculated based on the trailing-twelve months Leased Portfolio Operating Income, excluding resident fee revenue, other operating income, and facility operating expense of communities disposed during such period adjusted for an implied 5% management fee and capital expenditures at $350/unit, divided by the trailing-twelve months cash facility lease payments for both operating leases and financing leases, excluding cash lease payments for leases of communities disposed during such period and the one-time cash lease payment to Ventas, corporate offices, and information technology systems and equipment, vehicles and other equipment. For any trailing-twelve month period that includes one or more periods from 2019, an adjustment was made to exclude the 2019 impact of applying the lease accounting standard under ASC 842 for residency agreements.

Leased Portfolio Operating Income is defined by the Company as resident fee revenue and other operating income (excluding Health Care Services segment revenue), less facility operating expense for the Company's Senior Housing Leased Portfolio. Leased Portfolio Operating Income does not include general and administrative expense (unless otherwise noted) or depreciation and amortization.

Net Debt is a non-GAAP financial measure that the Company defines as the total of its debt (mortgage debt and other notes payable) and the outstanding balance on the line of credit, less unrestricted cash, marketable securities, and cash held as collateral against existing debt.

NM means not meaningful.

Non-Development Capital Expenditures is comprised of corporate and community-level capital expenditures, including those related to maintenance, renovations, upgrades, and other major building infrastructure projects for the Company's communities. Non-Development Capital Expenditures does not include capital expenditures for community expansions, major community redevelopment and repositioning projects, and the development of new communities (i.e., Development Capital Expenditures). Amounts of Non-Development Capital Expenditures are presented net of lessor reimbursements.

Owned Portfolio Operating Income is defined by the Company as resident fee revenue and other operating income (excluding Health Care Services segment revenue), less facility operating expense for the Company's Senior Housing Owned Portfolio. Owned Portfolio Operating Income does not include general and administrative expense or depreciation and amortization.

RevPAR, or average monthly senior housing resident fee revenue per available unit, is defined by the Company as resident fee revenue for the corresponding portfolio for the period (excluding Health Care Services segment revenue and entrance fee amortization, and, for the 2019 periods, the additional resident fee revenue recognized as a result of the application of the lease accounting standard under ASC 842), divided by the weighted average number of available units in the corresponding portfolio for the period, divided by the number of months in the period.

19

Definitions RevPOR, or average monthly senior housing resident fee revenue per occupied unit, is Segment Operating Income (Loss) is defined by the Company as segment revenue defined by the Company as resident fee revenue for the corresponding portfolio for the and other operating income less segment facility operating expense. Segment period (excluding Health Care Services segment revenue and entrance fee Operating Income (Loss) does not include general and administrative expense or amortization, and, for the 2019 periods, the additional resident fee revenue recognized depreciation and amortization. Management Services Segment Operating Income as a result of the application of the lease accounting standard under ASC 842), divided excludes revenue for reimbursements for which the Company is the primary obligor of by the weighted average number of occupied units in the corresponding portfolio for costs incurred on behalf of managed communities, and there is no facility operating the period, divided by the number of months in the period. expense associated with the Management Services segment. See the Segment Information note to the Company’s consolidated financial statements for more Same Community information reflects operating results and data  of a consistent information regarding the Company’s segments. population of communities by excluding the impact of changes in the composition of our portfolio of communities. The operating results exclude hurricane and natural Senior Housing Leased Portfolio represents Brookdale leased communities and does disaster expense and related insurance recoveries, and for the 2019 periods, exclude not include owned or managed communities. the additional resident fee revenue and facility operating expense recognized as a result of the application of the lease accounting standard ASC 842. We define our same Senior Housing Operating Income is defined by the Company as segment revenue community portfolio as communities consolidated and operational for the full period in and other operating income less segment facility operating expense for the Company’s both comparison years. Consolidated communities excluded from the same Independent Living, Assisted Living and Memory Care, and CCRCs segments on an community portfolio include communities acquired or disposed of since the beginning aggregate basis. Senior Housing Operating Income does not include general and of the prior year, communities classified as assets held for sale, certain communities administrative expense or depreciation and amortization. planned for disposition, certain communities that have undergone or are undergoing Senior Housing Owned Portfolio represents Brookdale owned communities and does expansion, redevelopment, and repositioning projects, certain communities that have not include leased or managed communities. expansion, redevelopment, and repositioning projects that are anticipated to be under construction in the current year, and certain communities that have experienced a Total Average Units represents the average number of units operated during the casualty event that significantly impacts their operations. period. Same Community Operating Income is defined by the Company as resident fee Transaction and Organizational Restructuring Costs are general and administrative revenue and other operating income (excluding Health Care Services segment revenue expenses. Transaction costs include those directly related to acquisition, disposition, and, for the 2019 periods, the additional resident fee revenue recognized as a result of financing, and leasing activity, the Company’s assessment of options and alternatives application of the lease accounting standard under ASC 842), less facility operating to enhance stockholder value, and stockholder relations advisory matters, and are expense (excluding hurricane and natural disaster expense and related insurance primarily comprised of legal, finance, consulting, professional fees, and other third recoveries, and for the 2019 periods, the additional facility operating expense party costs. Organizational restructuring costs include those related to the Company’s recognized as a result of application of the lease accounting standard under ASC 842) efforts to reduce general and administrative expense and its senior leadership changes, for the Company's Same Community portfolio. Same Community Operating Income including severance and retention costs. does not include general and administrative expense or depreciation and amortization. 20

Appendices Pro-Forma Financial Information 22 2019 Lease Accounting Standard (ASC 842) Impact 26 Non-GAAP Financial Measures 27 21

Pro-Forma Financial Information During the period of October 1, 2019 to September 30, 2020, the Company: • acquired 27 formerly leased communities and financed the acquisitions with $263.0 million of non-recourse mortgage debt. • modified the terms of the amended and restated master lease with Healthpeak. • sold its equity interest in the unconsolidated entrance fee CCRC Venture. • modified the terms of the master lease with Ventas and paid the one-time cash lease payment. • disposed of an aggregate of 13 owned communities, including five communities conveyed to Ventas and eight communities sold. • terminated triple-net lease obligations on an aggregate of six communities. • transitioned management agreements on 49 net communities. During the next approximately 12 months, the Company additionally expects: • to close on the disposition of one owned community classified as held for sale as of September 30, 2020. • termination of its triple-net lease obligation on one community. • termination of certain of its management arrangements with third parties as the Company transitions to new operators its management on certain communities. The pro-forma results on the following pages summarize the Company’s actual consolidated results excluding the impact of the lease standard adopted in 2019 and the impact of transactions as follows: • The pro-forma table for the third quarter of 2020 table on page 23 reflects the Company’s actual consolidated results excluding the impact on those results assuming that the foregoing completed and expected transactions had closed on June 30, 2020. • The pro-forma table for the 2020 year to date table on page 24 reflects the Company's actual consolidated results excluding the impact on those results assuming that the foregoing completed and expected transactions had closed on December 31, 2019. • The pro-forma table for the twelve months ended September 30, 2020 on page 25 reflects the Company’s actual consolidated results excluding the non-recurring, non-cash impact of the lease standard adopted in 2019 for the three months ended December 31, 2019 and the impact on those results assuming that the foregoing completed and expected transactions had closed on September 30, 2019. The closings of the various pending and expected transactions described above are, or will be, subject to the satisfaction of various conditions, including (where applicable) the receipt of regulatory approvals; however, there can be no assurance that the transactions will close or, if they do, when the actual closings will occur. 22

Pro-Forma Third Quarter 2020

BROOKDALE SENIOR LIVING

Consolidated *($ in 000s)*	3Q20 Actual Results (A)	Amounts Attributable to Transactions Completed during 3Q20 (B)	Actual Results Net of Amounts Attributable to Completed Transactions (A+B)	Amounts Attributable to Transactions Completed or Expected to be Completed after September 30, 2020 (C)	Actual Results Net of Amounts Attributable to Completed and Pending Transactions (A+B+C)
Senior Housing weighted average units operated	53,440	(342)	53,098	(279)	52,819
Senior Housing resident fee revenue	$ 610,868	$ (3,437)	$ 607,431	$ (4,405)	$ 603,026
Health Care Services resident fee revenue	89,903	—	89,903	—	89,903
Management fee revenue	5,669	(317)	5,352	(988)	4,364
Other operating income	10,765	—	10,765	—	10,765
Resident and management fee revenue and other operating income	717,205	(3,754)	713,451	(5,393)	708,058
Facility operating expense	(570,530)	3,272	(567,258)	5,233	(562,025)
General and administrative expense [1]	(41,752)	—	(41,752)	—	(41,752)
Cash facility operating lease payments	(168,942)	119,180	(49,762)	980	(48,782)
Adjusted EBITDA[2]	**(64,019)**	**118,698**	**54,679**	**820**	**55,499**
$119.2 million one-time cash lease payment	119,180	(119,180)	—	—	—
Adjusted EBITDA, excluding $119.2 million one-time cash lease payment	55,161	(482)	54,679	820	55,499
$119.2 million one-time cash lease payment	(119,180)	119,180	—	—	—
Transaction and Organizational Restructuring Costs	(6,250)	—	(6,250)	—	(6,250)
Interest expense, net	(48,209)	801	(47,408)	—	(47,408)
Payment of financing lease obligations	(4,547)	—	(4,547)	—	(4,547)
Changes in working capital [3]	33,794	—	33,794	—	33,794
Other	(2,224)	—	(2,224)	—	(2,224)
Non-Development Capital Expenditures, net	(22,872)	113	(22,759)	21	(22,738)
Adjusted Free Cash Flow	**$ (114,327)**	**$ 119,612**	**$ 5,285**	**$ 841**	**$ 6,126**

(1) Excludes non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. Brookdale scales general and administrative expense following disposal of communities. This is reflected in actual results as they occur.

(2) Adjusted EBITDA includes $10.8 million of government grants recognized into other operating income during the third quarter of 2020 and the one-time cash lease payment.

(3) The pro-forma adjustments do not include assumptions on the impact to changes in working capital.

23

Pro-Forma Third Quarter 2020 YTD

BROOKDALE SENIOR LIVING

Consolidated *($ in 000s)*	YTD 3Q20 Actual Results (A)	Amounts Attributable to Transactions Completed on during YTD 3Q20 (B)	Actual Results Net of Amounts Attributable to Completed Transactions (A+B)	Amounts Attributable to Transactions Completed or Expected to be Completed after September 30, 2020 (C)	Actual Results Net of Amounts Attributable to Completed and Pending Transactions (A+B+C)
Senior Housing weighted average units operated	53,888	(803)	53,085	(279)	52,806
Senior Housing resident fee revenue	$ 1,940,215	$ (23,935)	$ 1,916,280	$ (15,979)	$ 1,900,301
Health Care Services resident fee revenue	274,892	—	274,892	—	274,892
Management fee revenue	120,460	(103,393)	17,067	(2,966)	14,101
Other operating income	37,458	—	37,458	—	37,458
Resident and management fee revenue and other operating income	2,373,025	(127,328)	2,245,697	(18,945)	2,226,752
Facility operating expense	(1,765,046)	22,672	(1,742,374)	16,711	(1,725,663)
General and administrative expense [1]	(131,440)	—	(131,440)	—	(131,440)
Cash facility operating lease payments	(310,756)	162,840	(147,916)	2,614	(145,302)
Adjusted EBITDA [2]	**165,783**	**58,184**	**223,967**	**380**	**224,347**
$100.0 million management termination fee	(100,000)	100,000	—	—	—
$119.2 million one-time cash lease payment	119,180	(119,180)	—	—	—
Adjusted EBITDA, excluding $100.0 million management termination fee and $119.2 million one-time cash lease payment	184,963	39,004	223,967	380	224,347
$100.0 million management termination fee	100,000	(100,000)	—	—	—
$119.2 million one-time cash lease payment	(119,180)	119,180	—	—	—
Transaction and Organizational Restructuring Costs	(11,599)	—	(11,599)	—	(11,599)
Interest expense, net	(150,422)	3,280	(147,142)	190	(146,952)
Payment of financing lease obligations	(14,311)	812	(13,499)	112	(13,387)
Changes in working capital [3]	128,947	—	128,947	—	128,947
Other	(9,143)	—	(9,143)	—	(9,143)
Non-Development Capital Expenditures, net	(104,949)	1,685	(103,264)	238	(103,026)
Adjusted Free Cash Flow	**$ 4,306**	**$ 63,961**	**$ 68,267**	**$ 920**	**$ 69,187**

(1) Excludes non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. Brookdale scales general and administrative expense following disposal of communities. This is reflected in actual results as they occur.

(2) Adjusted EBITDA for year-to-date 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, $37.5 million of government grants recognized into other operating income, and the one-time cash lease payment

(3) The pro-forma adjustments do not include assumptions on the impact to changes in working capital.

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Pro-Forma Trailing Twelve Months

BROOKDALE SENIOR LIVING

Consolidated *($ in 000s)*	Trailing Twelve Months Ended September 30, 2020 Actual Results (A)	Amounts Attributable to Transactions Completed on or before September 30, 2020 (B)	Actual Results Net of Amounts Attributable to Completed Transactions (A+B)	Amounts Attributable to Transactions Completed or Expected to be Completed after September 30, 2020 (C)	Less: Impact of Lease Standard Adopted on January 1, 2019 on Actual Results[1] (D)	Actual Results Net of Amounts Attributable to the Lease Standard and Completed and Pending Transactions (A+B+C+D=E)
Senior Housing weighted average units operated	54,121	(1,038)	53,083	(279)	—	52,804
Senior Housing resident fee revenue	$ 2,628,058	$ (43,029)	$ 2,585,029	$ (22,365)	$ (10,383)	$ 2,552,281
Health Care Services resident fee revenue	384,401	—	384,401	—	—	384,401
Management fee revenue	132,812	(109,631)	23,181	(4,009)	—	19,172
Other operating income	37,458	—	37,458	—	—	37,458
Resident and management fee revenue and other operating income	3,182,729	(152,660)	3,030,069	(26,374)	(10,383)	2,993,312
Facility operating expense	(2,363,484)	39,636	(2,323,848)	22,821	14,533	(2,286,494)
General and administrative expense [2]	(170,720)	1,250	(169,470)	—	—	(169,470)
Cash facility operating lease payments	(382,639)	186,607	(196,032)	2,614	—	(193,418)
Adjusted EBITDA [3]	**265,886**	**74,833**	**340,719**	**(939)**	**4,150**	**343,930**
$100.0 million management termination fee	(100,000)	100,000	—			—
$119.2 million one-time cash lease payment	119,180	(119,180)	—	—	—	—
Adjusted EBITDA, excluding $100.0 million management termination fee and $119.2 million one-time cash lease payment	285,066	55,653	340,719	(939)	4,150	343,930
$100.0 million management termination fee	100,000	(100,000)	—	—	—	—
$119.2 million one-time cash lease payment	(119,180)	119,180	—	—	—	—
Transaction and Organizational Restructuring Costs	(16,601)	—	(16,601)	—	—	(16,601)
Interest expense, net	(207,554)	6,638	(200,916)	828	—	(200,088)
Payment of financing lease obligations	(20,052)	1,976	(18,076)	420	—	(17,656)
Changes in working capital [4]	149,357	—	149,357	—	(16,674)	132,683
Other	(5,660)	—	(5,660)	—	—	(5,660)
Non-Development Capital Expenditures, net	(160,559)	5,216	(155,343)	961	—	(154,382)
Adjusted Free Cash Flow	**$ 4,817**	**$ 88,663**	**$ 93,480**	**$ 1,270**	**$ (12,524)**	**$ 82,226**
Cash facility operating and financing lease payments	$ 456,167	$ (195,253)	$ 260,914	$ (3,896)	$ —	$ 257,018

(1) See page 26 for more information on the non-recurring, non-cash impact of the lease standard adopted on January 1, 2019. Actual results include the impact of the lease accounting standard effective January 1, 2019.
(2) Excludes non-cash stock-based compensation expense and Transaction and Organizational Restructuring Costs. Brookdale scales general and administrative expense following disposal of communities. This is reflected in actual results as they occur, with the exception of an estimate of the scaling as a result of the transactions with Healthpeak which is included in column B.
(3) Adjusted EBITDA for 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020, and $37.5 million of government grants recognized into other operating income during the second and third quarter of 2020. Adjusted EBITDA for the third quarter and year-to-date of 2020 includes the one-time cash lease payment
(4) The pro-forma adjustments do not include assumptions on the impact to changes in working capital.

Pro-forma (from column E above) Owned and Leased Specifically Identifiable Information, and Other	**Senior Housing Owned Portfolio**	**Senior Housing Leased Portfolio**	**Health Care Services and Other**	**Actual Results Less Amounts Attributable to Completed and Pending Transactions (from column E above)**
Weighted average units operated	31,674	21,130	—	52,804
Senior Housing and Health Care Services revenue	$ 1,490,822	$ 1,061,459	$ 384,401	$ 2,936,682
Facility operating expense	$ (1,123,824)	$ (760,284)	$ (402,386)	$ (2,286,494)
Total cash facility lease payments and interest expense, net	$ (160,215)	$ (251,491)	$ 544	$ (411,162)
Non-Development Capital Expenditures, net	$ (95,296)	$ (30,860)	$ (28,226)	$ (154,382)

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2019 Lease Accounting Standard (ASC 842) Impact

The Company's adoption of the lease accounting standard, effective January 1, 2019, impacted the timing of the revenue and cost recognition associated with its residency agreements. For the full year 2019, the impact of the adoption and application to its residency agreements had a negative, non-recurring net impact of $23.1 million to net income (loss) and Adjusted EBITDA, with no impact to net cash provided by (used in) operating activities or Adjusted Free Cash Flow.

To aid in comparability between periods, the following presentations in this Supplement exclude the negative, non-recurring net impact of adoption of the lease accounting standard: (i) the Company's results on a Same Community basis, (ii) RevPAR and RevPOR (other than as noted on this page), (iii) Interest Coverage, (iv) lease coverage, and (v) annualized leverage. All other presentations of the Company's 2019 results in this Supplement include the impact of the lease accounting standard effective January 1, 2019.

The following table presents the impact of adoption of the lease accounting standard to the Company's quarterly and full year 2019 results from its application to the Company's residency agreements and costs related thereto for the senior housing portfolio. For the quarterly impact of the adoption for each senior housing segment, see the supplemental information furnished as Exhibit 99.2 to the Current Reports on Form 8-K filed with the SEC on May 6, 2019, August 5, 2019, November 5, 2019, and February 18, 2020.

	1Q 2019	2Q 2019	Q3 2019	4Q 2019	Full Year 2019			
($ in 000s, except RevPAR and RevPOR)	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Total Senior Housing**	**Independent Living**	**Assisted Living and Memory Care**	**CCRCs**
Resident fee revenue	$ 2,780	$ 5,299	$ 7,958	$ 10,383	$ 26,420	$ 8,725	$ 14,686	$ 3,009
Facility operating expense	9,210	11,826	13,955	14,533	49,524	12,661	31,560	5,303
Net income (loss) and Adjusted EBITDA	(6,430)	(6,527)	(5,997)	(4,150)	(23,104)	(3,936)	(16,874)	(2,294)
Foregoing impact is offset within working capital	6,430	6,527	5,997	4,150	23,104	3,936	16,874	2,294
Adjusted Free Cash Flow	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
RevPAR - Including impact of ASC 842	$ 4,118	$ 4,129	$ 4,157	$ 4,180	$ 4,146	$ 3,638	$ 4,139	$ 5,161
RevPAR - Excluding impact of ASC 842	4,102	4,097	4,109	4,116	4,106	3,580	4,106	5,123
RevPOR - Including impact of ASC 842	$ 4,929	$ 4,948	$ 4,937	$ 4,946	$ 4,940	$ 4,080	$ 5,012	$ 6,346
RevPOR - Excluding impact of ASC 842	4,909	4,909	4,880	4,871	4,893	4,014	4,971	6,298

26

Non-GAAP Financial Measures This Supplemental Information contains the financial measures Adjusted EBITDA, Adjusted EBITDAR, Adjusted EBITDA after cash financing lease payments, Adjusted Free Cash Flow, Net Debt, and Adjusted Net Debt (each as defined in the “Definitions” section), which are not calculated in accordance with U.S. GAAP ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, net cash provided by (used in) operating activities, short-term debt, long-term debt less current portion, or current portion of long-term debt. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations set forth in this Appendix of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP and to review the information under “Reconciliations of Non-GAAP Financial Measures” in the Company’s earnings release dated November 4, 2020 for additional information regarding the Company’s use and the limitations of such non-GAAP financial measures. 27

Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Adjusted EBITDA Reconciliation

	2019					2020				Trailing Twelve Months Ended
($ in 000s)	1Q	2Q	3Q	4Q	Full Year	1Q	2Q	3Q	YTD	September 30, 2020
Net income (loss)	**$ (42,606)**	**$ (56,055)**	**$ (78,508)**	**$ (91,323)**	**$ (268,492)**	**$ 369,497**	**$ (118,420)**	**$ (124,993)**	**$ 126,084**	**$ 34,761**
Provision (benefit) for income taxes	679	633	(1,800)	(1,781)	(2,269)	(15,828)	8,504	14,884	7,560	5,779
Equity in (earnings) loss of unconsolidated ventures	526	991	2,057	970	4,544	1,008	(438)	293	863	1,833
Loss (gain) on debt modification and extinguishment, net	67	2,672	2,455	53	5,247	(19,181)	157	7,917	(11,107)	(11,054)
Loss (gain) on sale of assets, net	702	(2,846)	(579)	(4,522)	(7,245)	(372,839)	1,029	(2,209)	(374,019)	(378,541)
Other non-operating (income) loss	(2,988)	(3,199)	(3,763)	(4,815)	(14,765)	(2,662)	(988)	(948)	(4,598)	(9,413)
Interest expense	63,365	62,828	62,078	60,070	248,341	56,360	52,422	50,546	159,328	219,398
Interest income	(3,084)	(2,813)	(2,162)	(1,800)	(9,859)	(1,455)	(2,243)	(607)	(4,305)	(6,105)
Income (loss) from operations	16,661	2,211	(20,222)	(43,148)	(44,498)	14,900	(59,977)	(55,117)	(100,194)	(143,342)
Depreciation and amortization	96,888	94,024	93,550	94,971	379,433	90,738	93,154	87,821	271,713	366,684
Asset impairment	391	3,769	2,094	43,012	49,266	78,226	10,290	8,213	96,729	139,741
Loss (gain) on facility lease termination and modification, net	209	1,797	—	1,382	3,388	—	—	—	—	1,382
Operating lease expense adjustment	(4,383)	(4,429)	(4,814)	(5,827)	(19,453)	(6,733)	(8,221)	(117,322)	(132,276)	(138,103)
Non-cash stock-based compensation expense	6,356	6,030	5,929	4,711	23,026	5,957	6,119	6,136	18,212	22,923
Transaction and Organizational Restructuring Costs	461	634	3,910	5,002	10,007	1,981	3,368	6,250	11,599	16,601
Adjusted EBITDA [(1)(2)]	**$ 116,583**	**$ 104,036**	**$ 80,447**	**$ 100,103**	**$ 401,169**	**$ 185,069**	**$ 44,733**	**$ (64,019)**	**$ 165,783**	**$ 265,886**
$100.0 million management termination fee	—	—	—	—	—	(100,000)	—	—	(100,000)	(100,000)
$119.2 million one-time cash lease payment	—	—	—	—	—	—	—	119,180	119,180	119,180
Adjusted EBITDA, excluding $100.0 million management termination fee and $119.2 million cash lease payment	**$ 116,583**	**$ 104,036**	**$ 80,447**	**$ 100,103**	**$ 401,169**	**$ 85,069**	**$ 44,733**	**$ 55,161**	**$ 184,963**	**$ 285,066**

(1) The 2019 periods presented include the non-recurring, non-cash impact associated with the Company's adoption of the lease accounting standard effective January 1, 2019. See page 26 for additional information.

(2) Adjusted EBITDA for the first quarter and year-to-date of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020. Adjusted EBITDA for the second quarter, third quarter, and year-to-date of 2020 includes $26.7 million. $10.8 million, and $37.5 million of government grants recognized in other operating income during the respective period, and for the third quarter and year-to-date 2020 includes the one-time cash lease payment.

28

Non-GAAP Financial Measures (continued) Adjusted EBITDAR; Adjusted EBITDA; and Adjusted EBITDA after Cash Financing Lease Payments Reconciliations (1) Trailing Twelve Months Ended ($ in 000s) September 30, 2020 Net income (loss) $ 34,761 Provision (benefit) for income taxes 5,779 Equity in (earnings) loss of unconsolidated ventures 1,833 Loss (gain) on debt modification and extinguishment, net (11,054) Loss (gain) on sale of assets, net (378,541) Other non-operating (income) loss (9,413) Interest expense 219,398 Interest income (6,105) Income (loss) from operations (143,342) Depreciation and amortization 366,684 Asset impairment 139,741 Loss (gain) on facility lease termination and modification, net 1,382 Facility lease expense 244,536 Non-cash stock-based compensation expense 22,923 Transaction and Organizational Restructuring Costs 16,601 Impact from lease standard 4,150 Adjusted EBITDAR (excluding the lease standard impact) $ 652,675 Facility lease expense (244,536) Operating lease expense adjustment (138,103) Adjusted EBITDA (excluding the lease standard impact) $ 270,036 Interest expense: financing lease obligations (53,476) Payment of financing lease obligations (20,052) Adjusted EBITDA after cash financing lease payments (excluding the lease standard impact) $ 196,508 (1) Excludes $4.2 million of the non-cash, non-recurring impact of the adoption of the lease accounting standard effective January 1, 2019 for the period from October 1, 2019 through December 31, 2019. See page 26 for additional information. Includes the $100.0 million management agreement termination fee payment received from Healthpeak and the $119.2 million one-time cash lease payment. 29

Non-GAAP Financial Measures (continued) Net Debt and Adjusted Net Debt Reconciliations ($ in 000s) As of September 30, 2020 Long-term debt (including current portion) $ 3,930,165 Cash and cash equivalents (354,621) Marketable securities (136,136) Cash held as collateral against existing debt (19,266) Net Debt 3,420,142 Operating and financing lease obligations 1,587,606 Operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR (44,825) Adjusted Net Debt $ 4,962,923 Adjusted Net Debt to Adjusted EBITDAR 7.6 x Net Debt to Adjusted EBITDA after cash financing lease payments 17.4 x Operating and financing lease obligations $ 1,587,606 Operating lease obligations related to certain non-facility leases for which the related lease expense is included in Adjusted EBITDAR (44,825) Operating lease obligations related to corporate office and information technology leases $ (17,246) Operating and financing lease obligations for Senior Housing Leased Portfolio $ 1,525,535 30

Non-GAAP Financial Measures (continued)

BROOKDALE SENIOR LIVING

Adjusted Free Cash Flow Reconciliation

($ in 000s)	2019 1Q	2019 2Q	2019 3Q	2019 4Q	2019 Full Year	2020 1Q	2020 2Q	2020 3Q	2020 YTD	Trailing Twelve Months Ended September 30, 2020
Net cash provided by (used in) operating activities	**$ (5,009)**	**$ 64,128**	**$ 69,211**	**$ 88,082**	**$ 216,412**	**$ 57,479**	**$ 151,840**	**$ (77,169)**	**$ 132,150**	**$ 220,232**
Net cash provided by (used in) investing activities	(100,073)	19,774	(70,056)	(75,184)	(225,539)	(247,927)	(47,483)	(48,554)	(343,964)	(419,148)
Net cash provided by (used in) financing activities	(16,636)	(87,443)	(8,755)	(26,560)	(139,394)	347,250	(40,726)	96,668	403,192	376,632
Net increase (decrease) in cash, cash equivalents and restricted cash	$ (121,718)	$ (3,541)	$ (9,600)	$ (13,662)	$ (148,521)	$ 156,802	$ 63,631	$ (29,055)	$ 191,378	$ 177,716
Net cash provided by (used in) operating activities	**$ (5,009)**	**$ 64,128**	**$ 69,211**	**$ 88,082**	**$ 216,412**	**$ 57,479**	**$ 151,840**	**$ (77,169)**	**$ 132,150**	**$ 220,232**
Distributions from unconsolidated ventures from cumulative share of net earnings	(749)	(781)	(858)	(1,084)	(3,472)	—	—	(766)	(766)	(1,850)
Changes in prepaid insurance premiums financed with notes payable	18,842	(6,752)	(6,215)	(5,875)	—	17,434	(5,770)	(5,841)	5,823	(52)
Changes in liabilities for lessor capital expenditure reimbursements under operating leases	—	(1,000)	(11,043)	(19,262)	(31,305)	(4,088)	(6,421)	(3,131)	(13,640)	(32,902)
Non-development capital expenditures, net	(54,602)	(66,464)	(59,121)	(55,610)	(235,797)	(60,556)	(21,521)	(22,872)	(104,949)	(160,559)
Payment of financing lease obligations	(5,453)	(5,500)	(5,549)	(5,740)	(22,242)	(5,087)	(4,677)	(4,548)	(14,312)	(20,052)
Adjusted Free Cash Flow (1)	**$ (46,971)**	**$ (16,369)**	**$ (13,575)**	**$ 511**	**$ (76,404)**	**$ 5,182**	**$ 113,451**	**$(114,327)**	**$ 4,306**	**$ 4,817**

(1) The first quarter of 2020 includes the $100.0 million management agreement termination fee payment received from Healthpeak related to the sale of Brookdale's interest in the entry fee CCRC venture, which closed on January 31, 2020. The second quarter of 2020 includes $85.0 million of accelerated/advanced Medicare payments received, $34.2 million of Provider Relief Funds and other government grants accepted, and $26.5 million of the employer portion of payroll taxes deferred in the second quarter of 2020. The third quarter of 2020 includes the one-time cash lease payment of $119.2 million, and includes $2.5 million of accelerated/advanced Medicare payments received, $4.4 million of Provider Relief Funds and other government grants accepted, and $23.6 million of employer portion of payroll taxes deferred in the third quarter of 2020.

Brookdale Senior Living Inc.
111 Westwood Place, Suite 400
Brentwood, TN 37027
(615) 221-2250
www.brookdale.com

31